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                                                                   EXHIBIT 10(G)


         AGREEMENT FOR THE ALLOCATION OF FEDERAL INCOME TAX LIABILITY
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          AND BENEFITS AMONG FUJI AMERICA HOLDINGS, INC. AND HELLER
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                                FINANCIAL, INC.
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This Agreement, effective as of January 2, 1998, is made by and between Fuji
America Holdings, Inc. (FAHI) and Heller Financial, Inc. (HFI).

1.   GENERAL PURPOSE
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FAHI and HFI agree to adhere to the following policy with respect to the annual allocation of consolidated U.S. federal and state income tax liabilities or refunds between them.

2.   PREPARATION AND FILING OF RETURNS
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Whereas, FAHI succeeded Heller International Corporation (HIC) by merger of HIC into FAHI on January 2, 1998, and as a result of that merger FAHI has succeeded HIC as the parent company of a group of corporations which has elected to file consolidated Federal income tax returns, FAHI agrees to prepare and file the annual Federal income tax return of HFI and all of its subsidiaries which are also required to be included in such consolidated returns (collectively, the HFI Group) as part of the annual FAHI consolidated Federal income tax return.

FAHI also agrees to prepare and file the annual HFI Group Florida, New Mexico, and Kentucky consolidated state income tax returns as part of the annual FAHI consolidated returns for those states, as well as for any other states for which a consolidated filing becomes necessary. FAHI further agrees to prepare the HFI Group combined unitary state income tax returns in states for which FAHI determines a combined return to be necessary for the FAHI group.

3.   PAYMENT OF TAX
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I.   FAHI

As parent company of the consolidated return group, FAHI agrees pay the consolidated income tax liability of the group to the Internal Revenue Service, including quarterly estimated tax payments, payments due upon the filing of tax return extension requests, and payments due upon the filing of tax returns; including payments arising from the taxable income of the HFI Group. FAHI will also receive any tax refunds due to the consolidated group from the Internal Revenue Service, including any tax refunds arising from the activity of the HFI Group. In addition, FAHI agrees to pay the consolidated and combined state income tax liabilities for the states for which it will prepare and file returns, in a similar manner.

II.  HFI

HFI agrees to pay to FAHI the Federal income tax liability of the HFI Group, computed as if the HFI Group were to file a consolidated Federal income tax return with HFI as the parent
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company, without inclusion of FAHI or other corporations in the group not part of the HFI Group. HFI agrees to make payments on quarterly estimated tax payment dates and as necessary on tax return extension dates and tax return filing dates. In computing quarterly payments of tax pursuant to this paragraph, HFI shall use the method of determining the proportion of the annual tax to be paid for each quarterly payment which FAHI has chosen for the payment of the consolidated tax to the Internal Revenue Service. To the extent a refund of tax would be due to HFI if the HFI Group were to file a consolidated Federal income tax return with HFI as the parent company, HFI shall be entitled to receive an equal amount from FAHI. If the amount so due from FAHI has not been paid at the time that the next following quarterly payment is due from HFI to FAHI, HFI shall be entitled to offset the refund amount against the subsequent payment obligation (and further against additional subsequent payment obligations to the extent necessary to effectively obtain the refund). In addition, HFI agrees to pay the consolidated state income tax liability of the HFI Group for states in which FAHI will prepare and file consolidated state income tax returns, in a similar manner.

III. OFFSET FOR FOREIGN TAX CREDIT NOT UTILIZED

The parties acknowledge that Heller International Group. Inc., a majority-owned subsidiary of HFI, and it subsidiaries (the HIG Group), have had a lessened ability to utilize foreign tax credits in their U.S. Corporation Income Tax Returns due to the common ownership of FAHI and its subsidiaries other than the HFI Group in the HIG Group's foreign tax credit limitation calculations. To the extent that the HIG Group has less foreign tax credit utilization in any tax year under the combined limitation calculations than it would have under limitation calculations reflecting only the HFI Group and the HIG Group, whether or not the HIG Group is included in a FAHI consolidated return, HFI shall be entitled to reduce payments otherwise due to FAHI under this agreement as an offset.

IV.  SETTLEMENT BETWEEN PARTIES

The parties agree that, to the extent necessary to carry out the terms of this Agreement, amounts are determined to be due from one party to another, amounts unpaid fifteen (15) day from the date determined to be due shall bear interest at a rate equal to HFI's commercial paper rate in effect during such time the amounts are unpaid.

4.   ALLOCATION OF ADDITIONAL CURRENT TAX PROVISION
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If FAHI is required to make an additional payment of tax, interest or penalty due to a tax assessment by the Internal Revenue Service, a state taxing authority, or due to the filing of an amended return, to the extent that the payment is attributable to the HFI Group, the HFI Group shall recompute its payment obligations and pay any increase in tax so computed to FAHI, together with reimbursement for interest and penalty amounts attributable to the HFI Group. For the avoidance of doubt, any increase in tax or interest or penalty attributable to HIC or former subsidiaries of HIC which are not HFI Group members shall be attributable solely to FAHI pursuant to the merger of HIC into FAHI, and HFI shall have no obligation to pay FAHI amounts for such items pursuant to this paragraph.
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If, due to the common ownership of FAHI and its subsidiaries other than the HFI
Group in the HIG Group's foreign tax credit limitation calculations, the HIG Group has less foreign tax credit utilization in any tax year under the combined limitation calculations than it would have under limitation calculations reflecting only the HFI Group and the HIG Group, and, as a result, the HIG Group is required to make an additional payment of tax, interest or penalty due to a tax assessment by the Internal Revenue Service or due to the filing of an amended return, FAHI shall be liable for such items pursuant to this paragraph.

5.   PREPARATION AND FILING OF SEPARATE STATE INCOME TAX RETURNS
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Except as provided elsewhere in this paragraph, FAHI and HFI agree to prepare and file their own respective separate state income tax returns in accordance with the laws of the individual states and pay the required tax. In addition, this Agreement shall not govern California income tax filing and payment requirements, which will continue to be governed by the tax sharing agreement entered into by the parties to this agreement with The Fuji Bank, Limited.

6.   INDEMNIFICATION FOR SEVERAL LIABILITY
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FAHI hereby agrees to hold HFI harmless against assessments of tax made upon HFI for tax liabilities attributable to FAHI or members of the FAHI consolidated return other than the HFI Group pursuant to Treasury Regulations Section 1.1502-6(a). HFI hereby agrees to hold FAHI harmless against assessments of tax made upon FAHI or members of the FAHI consolidated return other than the HFI Group for tax liabilities attributable to the HFI Group pursuant to Treasury Regulations Section 1.1502-6(a).

IN WITNESS WHEREOF, each of the undersigned corporations has executed this Agreement by an officer thereunto duly authorized.

FUJI AMERICA HOLDINGS, INC.

By:    /s/ JAMES S. JASIONOWSKI
Name:  James S. Jasionowski
Title: Senior Vice President


HELLER FINANCIAL, INC.

By:    /s/ THOMAS KRAMER
Name:  Thomas Kramer
Title: Vice President